Exhibit 99.1

DPW Partners with Perennial Restauranteurs to Acquire I.AM Hospitality Group

Digital Power Lending Provides Financing for Acquisition

Newport Beach, Calif., May 24, 2018 (GLOBE NEWSWIRE) -- DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, announced today that it has expanded into an investment similar to what a private equity firm could undertake, partnering with perennial restauranteurs to acquire IAM, Inc., the owner of the Prep Kitchen brand restaurants located in the greater San Diego area. DPW’s new partners, Deborah and David Krause, will operate IAM, Inc. through their hospitality management company and oversee the management of the Prep Kitchen branded restaurants. Deborah and David Krause are experienced professionals with over 50 years of service managing both niche and named brand locations. They intend to expand the Prep Kitchen brand throughout California starting in 2018 as well as expand the portfolio of restaurant brands owned by IAM, Inc.

The Company’s subsidiary Digital Power Lending, LLC, has provided financing to IAM, Inc.to finance the acquisition. Shareholders, investors and the public are encouraged to read the Current Report on Form 8-K that will be filed with the SEC within the required reporting period and available on www.DPWHoldings.com under the Investor Relations tab.

“We are very excited about partnering with Deborah and David Krause who have many years of experience successfully managing and growing hospitality businesses. Deborah and David are amazing and we look forward to providing additional support as their company grows. We are confident they will expand their presence in the hospitality sector and bring value to the DPW shareholders,” said Milton “Todd” Ault, III, the CEO and Chairman of DPW Holdings, Inc.

“With Mr. Ault’s years of experience in the hospitality sector, DPW Holdings was a natural fit to partner with. We look forward to working with Mr. Ault and his team to build IAM, Inc., expand the Prep Kitchen brand and create and develop other brands over the next decade,” stated Deborah Krause, operating partner of IAM, Inc.

ABOUT DPW HOLDINGS, INC.

Headquartered in Newport Beach, CA, DPW Holdings, Inc. (www.DPWHoldings.com), is a diversified holding company with a growth strategy of acquiring undervalued assets, disruptive technologies, sustainable solutions, and exciting ventures for incubation and development to their full potential for long-term growth and investor returns.

DPW, through its wholly-owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions for critical applications and lifesaving services, in which innovation is the main driver. Coolisys serves the defense, aerospace, naval, homeland security, medical, telecom, datacom, and industrial markets. Its growth strategy targets core markets that are characterized by “high barriers to entry” and that require specialized products and services that are not likely to be commoditized. Through its portfolio companies, Coolisys develops and manufactures cutting-edge switching power products and power solutions utilizing its customized digital power management and resonant topology to achieve the highest efficiency and highest density power converters and inverters; specialized complex airborne high-frequency, radio frequency (RF), and microwave detector-log video amplifiers (DLVA); very high-frequency filters; and naval power conversion and distribution equipment. Coolisys provides its technology and services through its three primary groups: the Power Solutions Group (PSG); the Defense and Aerospace Solutions Group (DSG); and the Advanced Service Industries (ASI) Group. Coolisys manages five divisions, including Digital Power Corporation, www.DigiPwr.com, a leading provider of power electronics technology based in Northern California; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a designer and manufacturer of power distribution systems primarily for Naval use based in Salisbury, UK; Microphase Corporation, www.MicroPhase.com , a designer and manufacturer of microwave electronics technology based in Shelton, CT; Power-Plus Technical Distributors, www.Power-Plus.com, a value-added distributor based in Sonora, CA; and Enertec Systems, a developer and manufacturer of specialized advanced electronic systems for the defense and aerospace sectors based in Karmiel, Israel.

Digital Power Lending, LLC, www.DigitalPowerLending.com, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company operating under Financial Lender’s License ##60DBO-77905 dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest. Super Crypto Mining, Inc. www.SuperCryptoMining.com is a wholly-owned subsidiary of the Company, is based in Fremont CA that leverages its engineering expertise and existing locations to create crypto currency mining facilities across the globe. Super Crypto Mining, Inc. operates the branded division, Super Crypto Power, www.SuperCryptoPower.com. Excelo, LLC, www.Excelo.com, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services. DPW Holdings, Inc.’s headquarters is located at 201 Shipyard Way, Suite E, CA 92663; www.DPWHoldings.com. For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements
The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.